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                                                                    Exhibit 23.1


                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S4 of Community Bank System, Inc. of our report dated January 23, 2003 relating to the financial statements and financial statement schedules, which appears in Community Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Syracuse, New York

August 12, 2003